Exhibit 99.1

Kinsale Capital Group Reports First Quarter 2023 Results
Richmond, VA, April 27, 2023 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $55.8 million, $2.40 per diluted share, for the first quarter of 2023 compared to $31.8 million, $1.38 per diluted share, for the first quarter of 2022. Net operating earnings(1) were $56.8 million, $2.44 per diluted share, for the first quarter of 2023 compared to $37.7 million, $1.63 per diluted share, for the first quarter of 2022.
Highlights for the quarter included:
•Net income increased by 75.5% compared to the first quarter of 2022
•Net operating earnings(1) of $56.8 million increased by 50.6% compared to the first quarter of 2022
•Gross written premiums increased by 45.6% to $357.6 million compared to the first quarter of 2022
•Net investment income increased by 127.7% to $20.7 million compared to the first quarter of 2022
•Underwriting income(2) was $51.6 million in the first quarter of 2023, resulting in a combined ratio of 78.2%
•Annualized operating return on equity(5) was 29.1% for the three months ended March 31, 2023

"Our first quarter results demonstrate continued execution of our business model. We delivered gross written premium growth of 46%, a combined ratio of 78% and annualized operating return on equity of 29%. These results reflect the combination of disciplined underwriting, technology-enabled cost advantages and favorable E&S market conditions. We remain confident in our ability to create further shareholder value over the long term,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $357.6 million for the first quarter of 2023 compared to $245.5 million for the first quarter of 2022, an increase of 45.6%. The increase in gross written premiums during the first quarter of 2023 over the same period last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $51.6 million, resulting in a combined ratio of 78.2%, for the first quarter of 2023, compared to $37.5 million and a combined ratio of 79.0% for the first quarter of 2022. The increase in underwriting income(2) was due to a combination of premium growth, favorable loss experience, lower net commissions and scale. Loss and expense ratios were 58.6% and 19.6%, respectively, for the first quarter of 2023 compared to 57.4% and 21.6% for the first quarter of 2022. Results for the first quarter of 2023 and 2022 included net favorable development of loss reserves from prior accident years of $9.0 million, or 3.8 points, and $8.3 million, or 4.7 points, respectively.

Summary of Operating Results
The Company’s operating results for the three months ended March 31, 2023 and 2022 are summarized as follows:

	Three Months Ended March 31,
	2023	2022
	($ in thousands)
Gross written premiums	$357,588	$245,513
Ceded written premiums	(58,558)	(29,015)
Net written premiums	$299,030	$216,498

Net earned premiums	$237,158	$178,562
Losses and loss adjustment expenses	139,034	102,505
Underwriting, acquisition and insurance expenses	46,545	38,545
Underwriting income(2)	$51,579	$37,512

Loss ratio	58.6%	57.4%
Expense ratio	19.6%	21.6%
Combined ratio(3)	78.2%	79.0%

Annualized return on equity(4)	28.6%	18.6%
Annualized operating return on equity(5)	29.1%	22.1%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following table summarizes losses incurred for the current accident year and the development of prior accident years for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$146,503	61.8%	$110,789	62.1%
Current accident year - catastrophe losses	1,574	0.6%	62	—%
Effect of prior accident year development	(9,043)	(3.8)%	(8,346)	(4.7)%
Total	$139,034	58.6%	$102,505	57.4%

Investment Results
Net investment income was $20.7 million in the first three months of 2023 compared to $9.1 million in the first quarter of 2022, an increase of 127.7%. This increase was driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year period. Net operating cash flows were $197.6 million in the first quarter of 2023 compared to $121.9 million in the first quarter of 2022, an increase of 62.1%. The Company’s investment portfolio had an annualized gross investment return(6) of 3.7% for the first quarter of 2023 compared to 2.5% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.4 years and 3.5 years at March 31, 2023 and December 31, 2022, respectively. Cash and invested assets totaled $2.4 billion at March 31, 2023 and $2.2 billion at December 31, 2022.
(6)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rates for the three months ended March 31, 2023 and 2022 were 18.4% and 18.2%, respectively. In both the first quarters of 2023 and 2022, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $815.7 million at March 31, 2023 compared to $745.4 million at December 31, 2022. Book value per share was $35.23 at March 31, 2023 compared to $32.28 at December 31, 2022. Annualized operating return on equity(5) was 29.1% for the first quarter of 2023, an increase from 22.1% for the first quarter of 2022, which was primarily due to continued profitable growth in the business from favorable E&S market conditions and rate increases.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three months ended March 31, 2023 and 2022, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended March 31,
	2023	2022
	($ in thousands, except per share data)
Net operating earnings:
Net income	$55,800	$31,791
Adjustments:
Change in the fair value of equity securities, before taxes	(3,518)	7,751
Income tax expense (benefit) (1)	739	(1,628)
Change in fair value of equity securities, after taxes	(2,779)	6,123

Net realized investment losses (gains), before taxes	4,652	(295)
Income tax (benefit) expense (1)	(977)	62
Net realized investment losses (gains), after taxes	3,675	(233)

Change in allowance for credit losses on investments, before taxes	81	—
Income tax benefit (1)	(17)	—
Change in allowance for credit losses on investments, after taxes	64	—
Net operating earnings	$56,760	$37,681

Diluted operating earnings per share:
Diluted earnings per share	$2.40	$1.38
Change in the fair value of equity securities, after taxes, per share	(0.12)	0.27
Net realized investment losses (gains), after taxes, per share	0.16	(0.01)
Diluted operating earnings per share(2)	$2.44	$1.63

Operating return on equity:
Average equity(3)	$780,590	$682,453
Annualized return on equity(4)	28.6%	18.6%
Annualized operating return on equity(5)	29.1%	22.1%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months ended March 31, 2023 and 2022, net income reconciles to underwriting income as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net income	$55,800	$31,791
Income tax expense	12,593	7,081
Income before income taxes	68,393	38,872
Net investment income	(20,695)	(9,088)
Change in the fair value of equity securities	(3,518)	7,751
Net realized investment losses (gains)	4,652	(295)
Change in allowance for credit losses on investments	81	—
Interest expense	2,570	253
Other expenses (6)	402	143
Other income	(306)	(124)
Underwriting income	$51,579	$37,512
(6)    Other expenses are comprised of corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, April 28, 2023 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on May 26, 2023.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended March 31,
	2023	2022
Revenues	(in thousands, except per share data)
Gross written premiums	$357,588	$245,513
Ceded written premiums	(58,558)	(29,015)
Net written premiums	299,030	216,498
Change in unearned premiums	(61,872)	(37,936)
Net earned premiums	237,158	178,562

Net investment income	20,695	9,088
Change in the fair value of equity securities	3,518	(7,751)
Net realized investment (losses) gains	(4,652)	295
Change in allowance for credit losses on investments	(81)	—
Other income	306	124
Total revenues	256,944	180,318

Expenses
Losses and loss adjustment expenses	139,034	102,505
Underwriting, acquisition and insurance expenses	46,545	38,545
Interest expense	2,570	253
Other expenses	402	143
Total expenses	188,551	141,446
Income before income taxes	68,393	38,872
Total income tax expense	12,593	7,081
Net income	55,800	31,791

Other comprehensive income (loss)
Change in net unrealized gains (losses) on available-for-sale investments, net of taxes	17,509	(63,930)
Total comprehensive income (loss)	$73,309	$(32,139)

Earnings per share:
Basic	$2.43	$1.40
Diluted	$2.40	$1.38

Weighted-average shares outstanding:
Basic	23,008	22,753
Diluted	23,290	23,093

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$1,971,800	$1,760,100
Equity securities at fair value	171,366	152,471
Real estate investments, net	76,475	76,387
Short-term investments	26,640	41,337
Total investments	2,246,281	2,030,295

Cash and cash equivalents	158,648	156,274
Investment income due and accrued	14,948	14,451
Premiums receivable, net	128,774	105,754
Reinsurance recoverables, net	218,796	220,454
Ceded unearned premiums	45,115	42,935
Deferred policy acquisition costs, net of ceding commissions	69,444	61,594
Intangible assets	3,538	3,538
Deferred income tax asset, net	53,320	56,983
Other assets	58,958	54,844
Total assets	$2,997,822	$2,747,122

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,354,151	$1,238,402
Unearned premiums	563,729	499,677
Payable to reinsurers	33,111	32,024
Accounts payable and accrued expenses	12,509	31,361
Debt	195,812	195,747
Other liabilities	22,779	4,462
Total liabilities	2,182,091	2,001,673

Stockholders' equity	815,731	745,449
Total liabilities and stockholders' equity	$2,997,822	$2,747,122